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                                                                   EXHIBIT 10.23



                              VANS, INC. LONG-TERM
                              EXECUTIVE BONUS PLAN

1.   OBJECTIVE:                 To recognize the efforts and success of the
                                Vans, Inc. executive team in transforming the Company over the past five years, and to motivate and retain that team as it strives to achieve the Company's three-year plan.

2.   PARTICIPANTS:              Executive officers of the Company determined by
                                the Compensation Committee.

3.   BONUS OPPORTUNITY:         Each participant will have the opportunity to
                                earn a bonus at the end of fiscal 2003 equal to a multiple of the participant's fiscal 2001 bonus (the "Fiscal 2003 Bonus"). Each participant's multiple will be determined by the Compensation Committee.

4.   HOW THE FISCAL 2003 BONUS  Subject to Section 6 below, (i) 25% of the
     IS EARNED:                 Fiscal 2003 Bonus is earned if the Company
                                achieves earnings per share ("EPS") of
                                $1.03 for fiscal 2001; (ii) 25% is earned if the Company achieves EPS of $1.25 for fiscal 2002;
                                (iii) 25% is earned if the Company achieves EPS of $1.48 for fiscal 2003; and (iv) 25% is earned if the Company and the participant achieve other goals and objectives to be set for fiscal 2003;
                                provided however, the Fiscal 2003 Bonus portions in (i), (ii), and (iii) above will only be paid if EPS is at or above $1.03 for all three fiscal years.

5.   HOW EPS WILL BE            In accordance with GAAP, provided that, all
     CALCULATED:                non-recurring or other charges or expenses
                                approved by or resulting from actions of the Board of Directors or the Compensation Committee shall be excluded from the calculation of EPS solely for purposes of this Plan.

6.   TERMINATING EVENTS:        Notwithstanding Section 4 above, the Fiscal 2003
                                Bonus will only be payable if the participant is employed by the Company on June 1, 2003. If the participant is terminated by the Company or leaves the Company for any reason, with or without cause, prior to June 1, 2003, then the participant will not be entitled to any portion of the Fiscal 2003 Bonus.

7.   CHANGE IN CONTROL:         Notwithstanding anything else to the contrary
                                contained in this Plan, the entire Fiscal 2003
                                Bonus for each participant shall be payable in full upon a "Change in Control" of the Company.
                                The term "Change in Control" means (i) the time that the Company first determines that any person and all other persons who constitute a group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange
                                Act")) have acquired direct or indirect
                                beneficial ownership of twenty percent (20%) or more of the Company's outstanding securities, unless a majority of the "Continuing Directors"
                                (as such term is hereinafter defined) approves the acquisition not later than ten (10) business days after the Company makes that determination, or



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                                Company's Board of Directors are not "Continuing
                                Directors." The term "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of that Board of Directors on the date of this Plan, (ii) has been a member of that Board of Directors for the two years immediately preceding such date of determination, or (iii) was nominated for election or elected to the Board of Directors with the affirmative vote of the greater of (x) a majority of the Continuing Directors who were members of the Board at the time of such nomination or election, or (y) at least four Continuing Directors.

8.   MISCELLANEOUS:             The Fiscal 2003 Bonus will be net of all cash
                                advances made against payment thereof. All interpretations of this Plan shall be made by the Compensation Committee and shall be final and binding.

9.   PLAN DATE:                 October 23, 2000.